BRIGGS
 BUNTING &
 DOUGHERTY, LLP

 CERTIFIED
 PUBLIC
 ACCOUNTANTS




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of the ISI Strategy Fund,  Inc. and to the use of our report dated December

23, 2008 on the Fund's  financial  statements  and  financial  highlights.  Such financial  statements and financial  highlights appear in the 2008 Annual Report to  Shareholders  that is  incorporated  by  reference  into  the  Statement  of

Additional Information.





                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                        BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2009